Exhibit 99.1

onsemi and Synaptics Announce Revised Merger Agreement

Revised Terms to Deliver Higher onsemi Shareholder Value through Immediate EPS Accretion

Amended Agreement Follows Thorough Review of Unsolicited Competing Proposal

SCOTTSDALE, Ariz. and SAN JOSE, Calif. – Oct. 1, 2026 – onsemi (NASDAQ: ON) and Synaptics Incorporated (NASDAQ: SYNA) ("Synaptics") today announced they have amended their June 25, 2026 merger agreement. The amendment follows an unsolicited competing proposal received from a third party.

Under the revised agreement, onsemi will acquire Synaptics for $123 per share in cash for an aggregate value of approximately $5.7 billion as compared to approximately $7 billion for the prior agreement. The transaction is expected to be immediately accretive to onsemi’s non-GAAP earnings per share and provides value certainty for Synaptics’ shareholders.

“As was the case when we initially announced the acquisition, Synaptics addresses an important aspect of our strategic direction, and we believe the revised merger agreement represents a more financially attractive transaction for our shareholders,” said Hassane El-Khoury, President and CEO of onsemi. “The all-cash transaction delivers higher value to our shareholders through lower total cost consideration, and we now expect the transaction to be immediately accretive to non-GAAP EPS upon closing. In addition, we have identified incremental opportunities to create shareholder value beyond the previously announced $200 million of annual run-rate synergies. These additional benefits from revenue synergies and insourcing of a portion of Synaptics’ production are expected to be realized after the initial 18 months post-close, further strengthening the long-term earnings and cash flow profile of the combined company.”

El-Khoury continued, “Synaptics is accretive to our long-term model, with a strong growth outlook and attractive gross margin profile that will help accelerate onsemi’s evolution. Additionally, Synaptics complements growth in our AI data center business, and brings to onsemi its highly profitable human-machine interface, and sensing products businesses that generate strong and predictable cash flows, providing the combined company with a durable funding engine to accelerate its connected compute capabilities.”

After careful review with its financial and legal advisors, the Synaptics Board unanimously determined that the onsemi transaction, as amended, continues to be in the best interests of Synaptics and its shareholders.

"Our Board has been singularly focused on delivering the best outcome for our shareholders, and today's amended agreement reflects that commitment," said Rahul Patel, Synaptics President and CEO. “By transitioning to an all-cash structure, we are providing value certainty at a meaningful premium as compared to current value. We are confident this path is the right choice for our shareholders."

The transaction will be financed through a combination of cash on hand and committed financing. onsemi has obtained fully committed debt financing from Morgan Stanley. The amended merger agreement does not include a closing condition related to onsemi’s financing.

The transaction is still expected to close by mid-2027, subject to approval by Synaptics shareholders, the receipt of required regulatory approvals and other customary closing conditions. The transaction has been approved by the United States Federal Trade Commission, and regulators in other jurisdictions are reviewing the transaction.

More Information:

•	Investor Presentation: onsemi & Synaptics Revised Merger Terms[1]

About onsemi
onsemi (Nasdaq: ON) delivers intelligent power and sensing technologies that enable electrification, energy efficiency, safety, and automation across automotive, industrial, and AI data center end‑markets. With a highly differentiated and innovative product portfolio, onsemi helps customers solve complex challenges to achieve higher efficiency, improved performance, and lower system cost, while supporting a safer, cleaner, and more energy‑efficient world. The company is part of the S&P 500® index. Learn more at www.onsemi.com.

About Synaptics Incorporated
Synaptics (Nasdaq: SYNA) is driving innovation in AI at the Edge, bringing AI closer to end users and transforming how we engage with intelligent connected devices, whether at home, at work, or on the move. As a go-to partner for forward-thinking product innovators, Synaptics powers the future with its cutting-edge Synaptics Astra™ AI-Native embedded compute, wireless connectivity, and multimodal sensing solutions. We’re making the digital experience smarter, faster, more intuitive, secure, and seamless. From touch, display, and biometrics to AI-driven wireless connectivity, video, vision, audio, speech, and security processing, Synaptics is a force behind the next generation of technology enhancing how we live, work, and play.

Contact Information

onsemi

Parag Agarwal
Vice President - Investor Relations & Corporate Development
onsemi
(602) 244-3437
investor@onsemi.com

Krystal Heaton
Director, Head of Public Relations
onsemi
(480) 242-6943
Krystal.Heaton@onsemi.com

Synaptics

Munjal Shah
Vice President – Investor Relations
Synaptics
(408) 518-7639
munjal.shah@synaptics.com

Neeta Shenoy
Vice President, Marketing
Synaptics
(408) 518-7826
neeta.shenoy@synaptics.com

1 The presentation available on onsemi’s website does not constitute a part of, and is not incorporated by reference into, this press release.

Cautionary Note Regarding Forward-Looking Statements

This press release relates to onsemi’s proposed acquisition of Synaptics and includes “forward-looking statements,” as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included or incorporated in this press release could be deemed forward-looking statements, particularly statements about the future financial performance of onsemi. Forward-looking statements can often be identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “strategy,” “targets,” “will,” or “would,” or similar expressions or by discussions of strategy, plans, expectations, projections or intentions. All forward-looking statements in this document are made based on onsemi’s and Synaptics' current expectations, forecasts, estimates and assumptions, all of which are subject to change, and involve risks and uncertainties, which, along with other factors, could cause results and events to differ materially from those expressed in the forward-looking statements. These factors include, but are not limited to, the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required approvals from regulators or the stockholders of Synaptics for the transaction are not obtained; litigation relating to the transaction; uncertainties as to the timing of the consummation of the transaction and the ability of each party to consummate the transaction; risks that the proposed transaction disrupts the current plans and operations of onsemi or Synaptics, including restrictions during the pendency of the transaction that may impact the ability to pursue certain business opportunities or strategic transactions; the ability of onsemi or Synaptics to retain and hire key personnel; competitive responses to the proposed transaction; unexpected costs, charges or expenses resulting from the transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; legislative, regulatory and economic developments; and unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as onsemi’s or Synaptics' response to any of the aforementioned factors. Certain additional factors that could affect onsemi’s future results or events are described under Part I, Item 1A “Risk Factors” in the 2025 Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 9, 2026 (the “2025 Form 10-K”) and from time to time in onsemi’s other SEC reports. Certain additional factors that could affect Synaptics' future results or events are described under Part I, Item 1A “Risk Factors” in the 2026 Annual Report on Form 10-K filed with the SEC on August 10, 2026 (the “2026 Form 10-K”) and from time to time in Synaptics' other SEC reports. Readers are cautioned not to place undue reliance on forward-looking statements. Neither onsemi nor Synaptics assumes any obligation to update such information, which speaks only as of the date made, except as may be required by law.

Investing in onsemi’s or Synaptics' securities involves a high degree of risk and uncertainty, and you should carefully consider the trends, risks and uncertainties described in this press release, onsemi’s 2025 Form 10-K, Synaptics' 2026 Form 10-K and other reports filed with or furnished to the SEC before making any investment decision with respect to onsemi’s or Synaptics' securities. If any of these trends, risks or uncertainties actually occurs or continues, onsemi’s or Synaptics' business, financial condition or operating results could be materially adversely affected, the trading price of onsemi’s or Synaptics' securities could decline, and you could lose all or part of your investment. All forward-looking statements attributable to onsemi, Synaptics or persons acting on onsemi’s or Synaptics' behalf are expressly qualified in their entirety by this cautionary statement.

Important Additional Information about the Transaction and Where to Find It

The proposed transaction will be submitted to the stockholders of Synaptics for their consideration. In connection with the proposed transaction, Synaptics will file with the SEC a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, Synaptics will send the definitive proxy statement to each stockholder entitled to vote at the special meeting relating to the transaction. Synaptics also plans to file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement or any other document which Synaptics may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). In addition, investors and stockholders will be able to obtain free copies of the definitive proxy statement, preliminary proxy statement and other documents filed with the SEC by Synaptics on the Synaptics Investor Relations website at https://investor.synaptics.com/.

Participants in the Solicitation

Synaptics, onsemi, and certain of their respective directors, executive officers and other members of management and employees, under SEC rules may be deemed to be participants in the solicitation of proxies from Synaptics stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Synaptics stockholders in connection with the proposed transaction, and a description of their direct and indirect interests, by security holdings or otherwise, will be set forth in the proxy statement when it is filed with the SEC. You can find more detailed information about Synaptics’ executive officers and directors under the headings “Proposal 1 – Election of Directors,” “Director Compensation,” “Compensation Discussion and Analysis,” “Named Executive Officer Compensation Tables,” “CEO Pay-Ratio Disclosure,” “Pay Versus Performance Disclosure” and “Beneficial Ownership of Certain Stockholders” in its definitive proxy statement filed with the SEC on September 15, 2026. To the extent holdings of Synaptics common stock by the directors and executive officers of Synaptics have changed from the amounts of Synaptics common stock held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC, which are available at https://www.sec.gov/edgar/browse/?CIK=817720&owner=exclude under the tab “Ownership Disclosures”. You can find more detailed information about onsemi’s executive officers and directors under the headings “The Board of Directors and Corporate Governance,” “Compensation of Executive Officers” and “Stock Ownership” in its definitive proxy statement filed with the SEC on April 2, 2026. To the extent holdings of onsemi common stock by the directors and executive officers of onsemi have changed from the amounts of onsemi common stock held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC, which are available at https://www.sec.gov/edgar/browse/?CIK=1097864&owner=exclude under the tab “Ownership Disclosures”. Additional information about Synaptics’ executive officers and directors and onsemi’s executive officers and directors can be found in the above-referenced proxy statement when it becomes available.